     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2001

                                           REGISTRATION STATEMENT NO. 333 -_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                       GREENPOINT MORTGAGE SECURITIES INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)

         Delaware                                            68-039-7342
  ------------------------                                -------------------
  (State of Incorporation)                                   (IRS Employer
                                                           Identification No.)

                           700 LARKSPUR LANDING CIRCLE
                                    SUITE 240
                           LARKSPUR, CALIFORNIA 94939
             -----------------------------------------------------
             (Address of Principal Executive Office of Registrant)

                                  S.A. IBRAHIM
                       GREENPOINT MORTGAGE SECURITIES INC.
                     700 LARKSPUR LANDING CIRCLE, SUITE 240
                           LARKSPUR, CALIFORNIA 94939
                                 (415) 461-6790
 -------------------------------------------------------------------------------
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                    COPY TO:

     Phillip R. Pollock, Esq.                 Peter S. Humphreys, Esq.
     Tobin & Tobin                            Dewey Ballantine LLP
     500 Sansome St., 8th Floor               1301 Avenue of the Americas
     San Francisco, California 94111          New York, New York 10019

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /X/ 333-95349
         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM                                        AMOUNT OF
                                       AMOUNT TO BE        AGGREGATE PRICE PER      PROPOSED MAXIMUM AGGREGATE     REGISTRATION
TITLE OF SECURITIES BEING REGISTERED   REGISTERED (1)      UNIT(2)                  OFFERING PRICE(2)              FEE(3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities                $315,305,549        100%                     $315,305,549                   $82,505
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the Registrants' Registration Statement on Form S-3 (Registration No. 333-95349) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the amount of securities eligible to be sold under the Prior Registration Statement ($262,754,624) is carried forward to this Registration Statement and an additional amount of securities equal to 20% of such amount ($52,550,925) is registered hereby.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Paid by wire transfer on March 15, 2001.
(4) A filing fee of $13,138 is paid pursuant to this Registration Statement. The remaining $69,367 of such amount is attributable to the amount carried forward from the Prior Registration Statement, for which a fee was paid with the Prior Registration Statement.

                           --------------------------

         In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrants' Registration Statement on Form S-3 (Registration No. 333-95349) to which this Registration Statement relates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California on the 14th day of March, 2001.


                       GREENPOINT MORTGAGE SECURITIES INC.


                             By  /s/  S.A. Ibrahim
                                 --------------------------------------
                                 S.A. Ibrahim
                                 President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                   Title                                  Date
               ---------                                   -----                                  ----
/s/  S.A. Ibrahim                        President and Director (Principal                   March 14, 2001
---------------------------              Executive Officer
S.A. Ibrahim

/s/  Robert C. Bernstein                 Vice President, Secretary, Treasurer and            March 14, 2001
---------------------------              Director (Principal Financial Officer
Robert C. Bernstein                      and Principal Accounting Officer


/s/ Becky S. Poisson                     Director                                            March 14, 2001
---------------------------
Becky S. Poisson

/s/  Steve Abreu                         Director                                            March 14, 2001
---------------------------
Steve Abreu

/s/  Kenneth Spirelle                    Director                                            March 14, 2001
---------------------------
Kenneth Spirelle

/s/  John Edmonds                        Director                                            March 14, 2001
---------------------------
John Edmonds

                                  EXHIBIT INDEX

Exhibit
-------

  1.1    -   Form of Underwriting Agreement (incorporated by reference to the
             Registrant's Registration Statement on Form S-3 (Reg. No.
             333-28031)).

  3.1    -   Amended and Restated Certificate of Incorporation of the Registrant
             (incorporated by reference the Registrant's Registration Statement on Form S-3 (Reg. No. 333-95349)).

  3.2    -   Bylaws of the Registrant (incorporated by reference to the
             Registrant's Registration Statement on Form S-3 (Reg. No.
             333-28031)).

  4.1    -   Form of Pooling and Servicing Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No.
             333-28031)).

  4.2    -   Form of Trust Agreement (incorporated by reference to the
             Registrant's Registration Statement on Form S-3 (Reg. No.
             333-28031)).

  4.3    -   Form of Indenture (incorporated by reference to the Registrant's
             Registration Statement on Form S-3 (Reg. No. 333-28031)).

  4.4    -   Form of Mortgage Loan Purchase Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No.
             333-28031)).

  5.1    -   Opinion of Tobin & Tobin with respect to legality of the
             Certificates (including consent of such firm).*

  8.1    -   Opinion of Dewey Ballantine LLP as to certain tax matters
             (including consent of such firm).*

 23.1    -   Consent of Tobin & Tobin (included in Exhibit 5.1).

 23.2    -   Consent of Dewey Ballantine LLP (included in Exhibit 8.1).

 24.1    -   Power of Attorney (incorporated by reference to the Registrant's
             Registration Statement on Form S-3 (Reg. No. 333-95349)).

 25.1    -   Statement of Eligibility and Qualification of Trustee under Trust
             Indenture Act of 1939 (to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939).

  *      Filed herewith.